UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2011

ARQULE, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way
Woburn, MA
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(Address of principal executive offices)

01801

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(Zip code)

(781) 994-0300
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Information

Item 8.01 Other Information.

On August 9, 2011, Kyowa Hakko Kirin Co., Ltd., ("Kyowa Hakko Kirin") the licensee of ArQule, Inc. (“the Registrant”) for the exclusive rights to the development and sales of tivantinib (ARQ 197) in Japan and certain other countries in Asia (China, Korea, and Taiwan) announced dosing of the first patient in its Phase 3 trial of tivantinib in combination with erlotinib in NSCLC patients in Asia.  Dosing of the first patient in this trial triggers a milestone payment in the amount of $10 million to the Registrant from Kyowa Hakko Kirin.

The Phase 3 trial is a randomized, double-blinded, placebo controlled clinical trial of tivantinib in combination with erlotinib in NSCLC patients with wild-type EGFR.  The trial is designed to compare overall survival (OS) of patients treated with tivantinib and erlotinib to OS of patients treated with placebo and erlotinib. The design of the Phase 3 clinical trial is based on the results of the clinical studies in Japan by Kyowa Hakko Kirin and those by the Registrant in the United States and Europe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

August 9, 2011

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